Exhibit 99

                                  PRESS RELEASE

GREENVILLE, S.C., February 3, 2006 - GrandSouth Bancorporation (OTCBB:GRRB), the bank holding company for GrandSouth Bank, today announced that net income for the year ended December 31, 2005 was $2.36 million, or $.76 per diluted share, a 79% increase compared to net income of $1.32 million, or $.43 per diluted share for the previous year. Net income for the fourth quarter of 2005 improved 42% to $700,416, or $.21 per diluted share over net income of $492,773, or $.16 per diluted share reported for the fourth quarter of 2004.

Loans, net of reserves, grew $23 million to $197 million at December 31, 2005 compared to loans at December 31, 2004 of $174 million. Total assets grew $44 million to $252 million at December 31, 2005 compared to $208 million at December 31, 2004. Deposits increased to $222 million at year end 2005 from $176 million at December 31, 2004.

The improved earnings during 2005 were the result of higher volumes of earning assets, widening net interest margin and controlled growth in non interest expenses. Return on average equity for the year ended December 31, 2005 was 18.34% compared to 13.57% for 2004.

"We are very pleased with the company's performance during 2005 and believe the Upstate continues to offer significant opportunities for additional growth in 2006 and beyond", said Mason Garrett, Chairman of GrandSouth. "We look forward to entering the Anderson market in the first quarter of 2006 with the opening of our new office. Preston Jones, our Market President for Anderson is assembling an excellent staff of bankers that will provide strong support for our efforts in this new market."

GrandSouth Bancorporation is a public company trading in the over-the-counter market under the symbol GRRB.OB with two offices located at 381 Halton Road, Greenville, S.C. and 325 South Main Street, Fountain Inn, S.C. The company has announced plans to establish a new branch office in Anderson, S.C. at 1601 North Fant Street.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements.

Contact: Ronald K. Earnest, President (864) 770 - 1000

GRANDSOUTH BANCORPORATION
BALANCE SHEETS

                                                                                           At December 31,           At December 31,
                                                                                                 2005                     2004
                                                                                             (Unaudited)                (Audited)
                                                                                             -----------                ---------
ASSETS
Cash and Due From Banks ....................................................                $ 12,940,319                $  5,968,458
Investment Securities ......................................................                  28,958,269                  17,305,988
Loans, net .................................................................                 197,311,684                 174,164,872
Other Assets ...............................................................                  12,693,536                  10,490,428
                                                                                            ------------                ------------
Total Assets ...............................................................                $251,903,808                $207,929,746
                                                                                            ============                ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits ...............................................                $ 12,320,983                $  8,817,734
Interest bearing deposits ..................................................                 209,340,154                 167,328,540
                                                                                            ------------                ------------
            Total deposits .................................................                 221,661,137                 176,146,274

Borrowings .................................................................                  12,400,000                  19,500,000
Other liabilities ..........................................................                   1,714,537                   1,486,514
                                                                                            ------------                ------------
            Total liabilities ..............................................                 235,775,674                 197,132,788

Shareholders' equity .......................................................                  16,128,134                  10,796,958
                                                                                            ------------                ------------
Total liabilities and shareholders' equity .................................                $251,903,808                $207,929,746
                                                                                            ============                ============

GRANDSOUTH BANCORPORATION
STATEMENTS OF OPERATIONS
(Unaudited)

                                                                                Three Months                       Year
                                                                             Ended December 31,              Ended December 31,
                                                                             ------------------              ------------------
                                                                             2005            2004           2005             2004
                                                                          (Unaudited)     (Unaudited)   (Unaudited)       (Audited)
                                                                          -----------     -----------   -----------       ---------
Total interest income ..............................................     $ 4,817,125     $ 3,025,523     $16,122,765     $10,508,953

Total Interest expense .............................................       1,945,262       1,129,923       6,499,650       3,834,880
                                                                         -----------     -----------     -----------     -----------
            Net interest income ....................................       2,871,863       1,895,600       9,623,115       6,674,073

Provision for possible loan losses .................................         325,000         200,000       1,125,000       1,000,000
                                                                         -----------     -----------     -----------     -----------
            Net interest income after provision for possible
                 loan losses .......................................       2,546,863       1,695,600       8,498,115       5,674,073

Total noninterest income ...........................................         158,682         109,233         579,785         400,677

Total noninterest expenses .........................................       1,601,590       1,023,796       5,334,947       3,986,401
                                                                         -----------     -----------     -----------     -----------
            Income before taxes ....................................       1,103,955         781,037       3,742,953       2,088,349

Income tax expense .................................................         403,539         288,264       1,381,539         769,389
                                                                         -----------     -----------     -----------     -----------
            Net Income .............................................     $   700,416     $   492,773     $ 2,361,414     $ 1,318,960
                                                                         ===========     ===========     ===========     ===========
WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING .....................................       2,953,025       2,382,357       2,582,298       2,382,357
                                                                         ===========     ===========     ===========     ===========
WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING, DILUTED ............................       3,280,443       3,194,042       3,208,292       3,193,864
                                                                         ===========     ===========     ===========     ===========
NET INCOME PER COMMON SHARE, BASIC .................................     $      0.24     $      0.21     $      0.91     $      0.55
                                                                         ===========     ===========     ===========     ===========
NET INCOME PER COMMON SHARE, DILUTED ...............................     $      0.21     $      0.16     $      0.76     $      0.43
                                                                         ===========     ===========     ===========     ===========